Exhibit 99.1

TTM Technologies, Inc.	Contact:
Sameer Desai,
Senior Director, Corporate Development & Investor Relations
sameer.desai@ttmtech.com
714-327-3050

TTM TECHNOLOGIES, INC. ANNOUNCES UPCOMING CONFERENCE PARTICIPATION

Costa Mesa, CA – May 10th, 2018 - TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (PCB) manufacturer, today announced that members of its management team will present at the following investor conferences:

•	The J.P Morgan Global Technology, Media, and Communications Conference in Boston at the Westin Boston Waterfront Hotel on May 17th, 2018 at 11:20am Eastern Time;

•	The Barclays High Yield Bond and Syndicated Loan Conference in Colorado Springs at the Broadmoor Hotel on May 22th, 2018 at 3:25 pm Mountain Time; and

•	The Stifel Cross Sector Insight Conference in Boston at the InterContinental Hotel on June 12th, 2018 at 3:00pm Eastern Time.

In addition, the company will be hosting an Analyst and Investor Day on Thursday, May 24th at the Westin Grand Central Hotel in New York City at 10:00am Eastern time.

All presentations will be webcast live on the company’s website, www.ttm.com, and a replay will be accessible for a limited time following the events.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.